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Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
HELMERICH & PAYNE EXPLORATION AND PRODUCTION CO.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

        Helmerich & Payne Exploration and Production Co., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

        FIRST: Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

        FIRST: The name of the corporation is Cimarex Energy Co. (hereinafter the "Corporation").

        SECOND: The foregoing amendment was duly adopted in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 4th day of April, 2002.

HELMERICH & PAYNE EXPLORATION AND PRODUCTION CO.
By:	/s/ STEVEN R. MACKEY
Name:	Steven R. Mackey
Title:	Vice President and Secretary

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
HELMERICH & PAYNE EXPLORATION AND PRODUCTION CO.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

        Helmerich & Payne Exploration and Production Co., a Delaware corporation (the "Corporation"), does hereby certify as follows:

        FIRST: ARTICLE FOURTH of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

        (a)    Capital Stock.    The total number of shares of stock which the Corporation shall have authority to issue is One Hundred One Million (101,000,000) shares, consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), and One Million (1,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

        (b)    Preferred Stock.    The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

        SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, Helmerich & Payne Exploration and Production Co. has caused this Certificate to be duly executed in its corporate name as of this 22nd day of February, 2002.

HELMERICH & PAYNE EXPLORATION AND PRODUCTION CO.
By:	/s/ STEVEN R. MACKEY
Name:	Steven R. Mackey
Title:	Vice President and Secretary

CERTIFICATE OF INCORPORATION
OF
HELMERICH & PAYNE EXPLORATION AND PRODUCTION CO.

        FIRST: The name of the Corporation is Helmerich & Payne Exploration and Production Co. (the "Corporation").

        SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the city of Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL"). The Corporation shall have all the powers and privileges that are lawful for a corporation to have and exercise under the GCL.

        FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, each having a par value of $.01.

        FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Name	Address
Deborah M. Reusch	P.O. Box 636 Wilmington, DE 19899

        SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

    (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

    (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

    (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

    (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

    (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

        SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

        EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of February, 2002.

Deborah M. Reusch Deborah M. Reusch

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  Exhibit 3.1